Exhibit 1.1

Execution Version

HUT 8 CORP.

AMENDMENT NO. 1 TO

CONTROLLED EQUITY OFFERING℠SALES AGREEMENT

February 25, 2026

Cantor Fitzgerald & Co. 499 Park Avenue New York, NY 10022	Keefe, Bruyette & Woods, Inc. 787 Seventh Avenue – 5th floor New York, NY 10019

Virtu Americas LLC 1633 Broadway New York, NY 10019	The Benchmark Company, LLC 150 East 58th Street, 17th Floor New York, New York 10155

BTIG, LLC 65 East 55th Street New York, NY 10022	Canaccord Genuity LLC One Post Office Square, Suite 3000 Boston, MA 02109

Craig-Hallum Capital Group LLC 323 N. Washington Avenue, Suite 300 Minneapolis, MN 55401	Maxim Group LLC 300 Park Avenue, 16th Floor New York, NY 10022

Needham & Company, LLC 250 Park Avenue, 10th Floor New York, New York 10177	Roth Capital Partners, LLC 888 San Clemente Drive Newport Beach, CA 92660

Cantor Fitzgerald Canada Corporation 181 University Avenue Suite 1500 Toronto ON M5H 3M7	Stifel Nicolaus Canada Inc. 161 Bay Street Suite 3800 Toronto ON M5J 2S1

Virtu Canada Corp. 222 Bay Street | Suite 1720 Toronto, ON M5K 1B7	Canaccord Genuity Corp. 40 Temperance Street, Suite 2100 Toronto ON M5H 0B4

Ladies and Gentlemen:

Reference is made to the Controlled Equity OfferingSM Sales Agreement, dated December 4, 2024 (the “Sales Agreement”), by and among Hut 8 Corp., a Delaware corporation (the “Company”), Cantor Fitzgerald & Co., Keefe, Bruyette & Woods, Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Craig-Hallum Capital Group LLC, Maxim Group LLC, Needham & Company, LLC, Roth Capital Partners, LLC (the “U.S. Agents”) and Cantor Fitzgerald Canada Corporation, Stifel Nicolaus Canada Inc. and Canaccord Genuity Corp. (the “Canadian Agents”, and together with the U.S. Agents, the “Agents”), pursuant to which, among other things, the Company agreed that, from time to time, during the term of the Sales Agreement, on the terms and subject to the conditions set forth therein, it may issue and sell to or through the Agents, as sales agent or principal, shares of common stock (the “Placement Shares”) of the Company, par value $0.01 per share (the “Common Stock”). All capitalized terms used in this Amendment No. 1 to Sales Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. The Company and the Agents hereby agree to amend the Sales Agreement as set forth in this Amendment as follows:

A.	Amendments to Sales Agreement. The Sales Agreement is amended as follows:
1.	The definitions of the terms “U.S. Agents,” “Canadian Agents” and “Agents” in the first sentence of the Sales Agreement are hereby amended and restated to read as follows:

“Cantor Fitzgerald & Co., Keefe, Bruyette & Woods, Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Craig-Hallum Capital Group LLC, Maxim Group LLC, Needham & Company, LLC, Roth Capital Partners, LLC, Virtu Americas LLC (the “U.S. Agents”) and Cantor Fitzgerald Canada Corporation, Stifel Nicolaus Canada Inc., Virtu Canada Corp. and Canaccord Genuity Corp. (the “Canadian Agents”, and together with the U.S. Agents, the “Agents”)”.

2.	Section 14 of the Sales Agreement is hereby amended to include:

Virtu Americas LLC

1633 Broadway

New York, NY 10019

Attention: Virtu ATM

Email: ATM@virtu.com

and

Virtu Canada Corp.

222 Bay Street | Suite 1720

Toronto, ON M5K 1B7

Attention: Virtu ATM

Email: ATMCanada@Virtu.com

3.	The definitions of the terms “U.S. Agents” and “Canadian Agents” in Schedule 1 to the Sales Agreement are hereby amended and restated to read as follows:

“Cantor Fitzgerald & Co., Keefe, Bruyette & Woods, Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Craig-Hallum Capital Group LLC, Maxim Group LLC, Needham & Company, LLC, Roth Capital Partners, LLC, Virtu Americas LLC (the “U.S. Agents”) and Cantor Fitzgerald Canada Corporation, Stifel Nicolaus Canada Inc., Virtu Canada Corp. and Canaccord Genuity Corp. (the “Canadian Agents”)”.

4.	Schedule 3 to the Sales Agreement is hereby amended to include:

Virtu Americas LLC

Jeff Lumby [***]

Joshua R. Feldman [***]

Conor Lumby [***]

With copies to:

[***]

Virtu Canada Corp.

[***]

B.

Supplement. The Company shall file a supplement to the Prospectus Supplement pursuant to Rule 424(b) of the Securities Act reflecting the terms of this Amendment within two business days of the date hereof.

C.

No Other Amendments; References to Sales Agreement. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect. All references to the Sales Agreement in the Sales Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Sales Agreement as amended by this Amendment.

E.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

F.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

[Remainder of page intentionally left blank.]

If the foregoing correctly sets forth the understanding among the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 1 to Sales Agreement and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

HUT 8 CORP.

By:	/s/ Sean Glennan
Name:	Sean Glennan
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Sales Agreement]

Accepted and agreed to as of the date first above written:

Cantor Fitzgerald & Co.

By:	/s/ Sameer Vasudev
Name:	Sameer Vasudev
Title:	Managing Director

Keefe, Bruyette & Woods, Inc.

By:	/s/ Ruben Sahakyan
Name:	Ruben Sahakyan
Title:	Managing Director

Virtu Americas LLC

By:	/s/ Joshua R. Feldman
Name:	Joshua R. Feldman
Title:	Managing Director

The Benchmark Company, LLC

By:	/s/ John J. Borer III
Name:	John J. Borer III
Title:	Senior Managing Director, Head of Investment Banking

BTIG, LLC

By:	/s/ Dean O’Connor
Name:	Dean O’Connor
Title:	Managing Director

Canaccord Genuity LLC

By:	/s/ Jason Partenza
Name:	Jason Partenza
Title:	Managing Director

[Signature Page to Amendment No. 1 to Sales Agreement]

Craig-Hallum Capital Group LLC

By:	/s/ Rick Hartfiel
Name:	Rick Hartfiel
Title:	Partner

Maxim Group LLC

By:	/s/ Ritesh Veera
Name:	Ritesh Veera
Title:	Co-Head of Investment Banking

Needham & Company, LLC

By:	/s/ Matthew Castrovince
Name:	Matthew Castrovince
Title:	Managing Director

Roth Capital Partners, LLC

By:	/s/ Aaron M. Gurewitz
Name:	Aaron M. Gurewitz
Title:	Co-Chief Executive Officer and Head of Investment Banking

Cantor Fitzgerald Canada Corporation

By:	/s/ Elan Shevel
Name:	Elan Shevel
Title:	Chief Compliance Officer

Stifel Nicolaus Canada Inc.

By:	/s/ Rosemary Teixeira
Name:	Rosemary Teixeria
Title:	Managing Director

[Signature Page to Amendment No. 1 to Sales Agreement]

VIRTU CANADA CORP.

By:	/s/ Ryan Quattrini
Name:	Ryan Quattrini
Title:	Chief Financial Officer

Canaccord Genuity Corp.

By:	/s/ Michael Kogan
Name:	Michael Kogan
Title:	Managing Director

[Signature Page to Amendment No. 1 to Sales Agreement]